VB&T Certified Public Accountants, PLLC	250 W57th Street Suite 1632 New York, NY 10107 T:1.212.448.0010 F:1.888.99.PCAOB (72262)	E-mail: fvb@getcpa.com rtse@getcpa.com info@getcpa.com www.getcpa.com

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Financial Highlights" and to the use of our report dated May 23, 2014 in this Registration Statement (Form N-CSR No. 811-08993) of The Newmark Risk-Managed Opportunistic Fund.

VB&T CERTIFIED PUBLIC ACCOUNTANTS, PLLC

New York, New York

May 23, 2014

Registered with the Public Company Accounting Oversight Board